     As filed with the Securities and Exchange Commission on April 27, 2001.
                             Subject to amendment.

                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                              BRACKNELL CORPORATION
             (Exact name of registrant as specified in its charter)

           ONTARIO                                     Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                -----------------

                             121 South Eighth Street
                                   Suite 1100
                          Minneapolis, Minnesota 55402
                    (Address of principal executive offices)

                                -----------------

                              BRACKNELL CORPORATION
                          PERFORMANCE STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

                                 John A. Witham
              Executive Vice President and Chief Financial Officer
                              Bracknell Corporation
                             121 South Eighth Street
                                   Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 604-0101
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                -----------------

                                    Copy to:
                            Robert A. Ouimette, Esq.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017

                                -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
  Title of                                      Proposed maximum           Proposed maximum          Amount of
securities to             Amount to                 offering                  aggregate            registration
be registered          be registered(1)         price per share(2)         offering price(3)          fee(3)
-------------          ----------------         ------------------         -----------------       ------------
Common Shares          5,219,656 shares             $4.28125                 $22,346,652             $5,587
====================================================================================================================

(1) Plus such indeterminate number of Common Shares of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the average of the reported high and low sales price of the Common Shares on April 24, 2001, as reported on The NASDAQ National Market.

(3) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information filed with the Securities and Exchange Commission:

         (a) The Corporation's Quarterly Report on Form 10-Q for the period ended January 31, 2001.

         (b) The Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

         (c)      The Corporation's Proxy Statement dated February 20, 2001.

         (d)      The Corporation's Current Report on Form 8-K dated January 8,
                  2001.

         (e) The description of the Corporation's Common Shares contained in the Corporation's registration statement on Form 8-A dated December 12, 2000, as filed with the Commission pursuant to
                  Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

         The legality of the securities registered hereunder has been passed upon by Torys, counsel to the Corporation.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under the Business Corporations Act (Ontario), the Corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if: (1) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Corporation's by-laws provide for this indemnification.

         Under the Business Corporations Act (Ontario), a corporation may also, with the approval of the court, indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (1) and (2) above. In any event, an indemnifiable person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the indemnifiable person was substantially successful on the merits in his or her defense of the action or proceeding and fulfills the conditions set out in clauses (1) and (2) above. Nothing in the Corporation's articles or by-laws limits the right of any person entitled to indemnification to claim indemnification apart from the provisions of the Corporation's by-laws to the extent permitted by Ontario law or Canadian law.

         The Corporation has purchased and maintains a policy of insurance for the benefit of the directors and officers of the Corporation as permitted by subsection 136(4) of the Business Corporations Act (Ontario). Such policy insures directors and officers or, in circumstances where the Corporation's indemnification of directors and officers is available, the Corporation against certain liabilities incurred by the directors and officers in their capacity as directors and officers of the Corporation, except where such liability relates to the failure by a director or officer to act honestly and in good faith with a view to the best interests of the Corporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario on the 25th day of April, 2001.

                                         BRACKNELL CORPORATION


                                         By: /s/ Paul D. Melnuk
                                             -----------------------------------
                                              Name:  Paul D. Melnuk
                                              Title: President, Chief Executive
                                                     Officer and Director


                                POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby appoints Paul D. Melnuk, John A. Witham and James A. Beukelman as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                            Title                                Date
         ---------                            -----                                ----
/s/ Gilbert S. Bennett              Chairman                                  April 25, 2001
----------------------------
Gilbert S. Bennett


/s/ Paul D. Melnuk                  President, Chief Executive                April 25, 2001
----------------------------          Officer and Director (Principal
Paul D. Melnuk                        Executive Officer)


/s/ John A. Witham                  Executive Vice President and              April 25, 2001
----------------------------          Chief Financial Officer
John A. Witham                        (Principal Financial Officer)


/s/ James A. Beukelman              Vice President and Corporate              April 25, 2001
----------------------------          Controller (Principal
James A. Beukelman                    Accounting Officer)


/s/ Jean-Rene Halde                 Director                                  April 25, 2001
----------------------------
Jean-Rene Halde


/s/ Michael D. Hanna                Director                                  April 25, 2001
----------------------------
Michael D. Hanna


/s/ Wade C. Lau                     Director                                  April 25, 2001
----------------------------
Wade C. Lau


/s/ James W. Moir, Jr.              Director                                  April 25, 2001
----------------------------
James W. Moir, Jr.


/s/ Thomas P. Muir                  Director                                  April 25, 2001
----------------------------
Thomas P. Muir


/s/ Gregory J. Orman                Director                                  April 25, 2001
----------------------------
Gregory J. Orman


/s/ Allan R. Twa                    Director                                  April 25, 2001
----------------------------
Allan R. Twa

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, the Registrant's authorized representative in the United States, on this 25th day of April, 2001.

                                               /s/ John A. Witham
                                               ---------------------------------
                                               Authorized Representative

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 22, 2000 included in Bracknell Corporation's Form 10-K for the year ended October 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


Minneapolis, Minnesota,
April 20, 2001

                               CONSENT OF COUNSEL



         The consent of Torys is contained in its opinion filed as Exhibit 5 to this Registration Statement.

                                INDEX TO EXHIBITS



Number       Description of Exhibit
------       ----------------------
   4         Bracknell Corporation Performance Stock Option Plan

   5         Opinion of Torys

 23.1 Consent of Arthur Andersen LLP (see "Consent of Independent Public Accountants" in the Registration Statement)

 23.2        Consent of Torys (contained in Exhibit 5)

  24         Power of Attorney (see "Power of Attorney" in the Registration
             Statement)

-------------------------